Exhibit 10.1
SYMBOLLON PHARMACEUTICALS, INC.
2006 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

PART 1.  PLAN ADMINISTRATION AND ELIGIBILITY

 I. PURPOSE

The purpose of this 2006 Non-Employee Directors' Stock Option Plan (the "Plan") of Symbollon Pharmaceuticals, Inc. (the "Corporation") is to make service on the Board of Directors of the Corporation (the "Board") more attractive to present and prospective outside directors of the Corporation, since the continued services of qualified and experienced outside directors are considered essential to the Corporation's sustained progress and business success.

II. ADMINISTRATION

The Plan shall be administered by the Board or by a committee of at least two directors appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Committee" whenever used herein shall be deemed to mean the Board. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section VI. The Plan is intended to meet the requirements of a formula plan pursuant to Note 3 to Rule 16b-3 adopted under the Securities Exchange Act of the 1934 (the " `34 Act") and accordingly is intended to be self-governing. To this end the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Committee in its sole discretion and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Committee under this Plan may be exercised by any one Committee member who is so authorized by the Committee. In no event shall the Committee or any member thereof exercise discretion with respect to designating the recipient of an option, the number of shares subject to an option, the date of grant or exercise price of an option.

III. PARTICIPATION IN THE PLAN

All directors of the Corporation shall participate in the Plan unless they are (i) employees of the Corporation or (ii) employees of any subsidiary of the Corporation ("Eligible Director").

IV.  STOCK SUBJECT TO THE PLAN

A. The Stock which is to made the subject of awards granted under the Plan shall be the Corporation's Class A common stock, par value $.001 per share ("Common Stock"). In connection with the issuance of shares of Common Stock under the Plan, the Corporation may, without specific authorization from its Board of Directors, from time to time use, in whole or in part, authorized but unissued shares or shares acquired or repurchased by the Corporation and held in its treasury.

B. AGGREGATE AMOUNT.

(1) Subject to adjustment as provided in Section X1, the total number of shares of Common Stock issuable under the Plan shall not exceed 500,000 shares.

(2) If any outstanding option under the Plan expires or is terminated for any reason without being exercised in whole or in part, then the Common Stock allocable to the unexercised portion of such option shall not be charged against the limitation of Section IV(B)(1) and may again become the subject of a stock option granted under the Plan.

Part 2.  STOCK OPTIONS

V.  NON-STATUTORY STOCK OPTIONS

All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended to date and as may thereafter be amended from time to time (the "Code").

VI. TERMS, CONDITIONS AND FORM OF OPTIONS

Each option granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve. Each agreement shall be issued as soon as convenient to the Corporation after the Grant Date (as hereinafter defined) and shall comply with and be subject to the following terms and conditions, provided that any agreement may contain such terms, provisions and conditions as are not inconsistent with the Plan:

A. OPTION GRANT DATES. One option shall be granted automatically on January 1 of each calendar year or, if such date is not a day on which banks in Massachusetts are open for business (a "Business Day"), on the next succeeding Business Day (the "Grant Date"), to each Eligible Director commencing on January 1, 2007, or, if such date is not a Business Day, on the next succeeding Business Day.

B. OPTION FORMULA. Options granted to Eligible Directors on each Grant Date shall be an option to purchase 10,000 shares of Common Stock.

C. OPTION NON-TRANSFERABLE. Each option granted under the Plan by its terms shall not be transferable by the director other than by will, or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder and shall be exercised, during the lifetime of the director, only by the participating director, except as provided above. Except as provided above, no option or interest therein may be transferred, assigned, pledged or hypothecated by the director during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

D. OPTION PERIOD. Options vest and become exercisable in two annual installments of 50% each on the first and second anniversaries of the Grant Date; provided, however, that any option granted pursuant to the Plan to any director who ceases to be a member of the Board by reason of his or her death, retirement or permanent disability shall vest and become exercisable in full upon such death or permanent disability.

Options shall expire ten (10) years from the Grant Date, subject to prior termination as hereinafter provided.

E. MANNER OF EXERCISE OF OPTIONS. Options may he exercised, in lots of not less than 100 shares, only by written notice given to the Treasurer of the Corporation at the Corporation headquarters accompanied by payment, of the full consideration for such shares. Payment may be by delivery of (i) cash or a check payable to the order of the Corporation, (ii) shares of Common stock owned by the person exercising the option valued at fair market value determined in accordance with the provisions of Section VII, or (iii) any combination of (i) and (ii); provided, however, that payment of the option price by delivery of shares of Common Stock owned by the person exercising the option may be made only upon the condition that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee, unless such condition is waived by the Committee. No fractional shares will be issued.

F. TERMINATION PRIOR TO EXPIRATION OF OPTIONS. Each option and all right, title and interest of a director in and to an option (whether or not vested), to the extent that it has not been exercised, shall terminate upon his or her ceasing to serve as a director of the Corporation for any reason other than death, retirement or permanent disability and in case of such retirement or disability, six (6) months from the date thereof. In the event of the death of the director, the option shall terminate upon failure of the personal representative to exercise the option in accordance with the time period provided in subsection G below.

G. DEATH OF DIRECTOR. Any option granted under the Plan and outstanding on the date of an Eligible Director's death may be exercised by the personal representative of the director's estate or by the person or persons to whom the option is transferred pursuant to the director's will or in accordance with the laws of descent and distribution, at any time prior to the specified expiration date of such option or the first anniversary of the director's death, whichever is the first to occur. Upon the occurrence of the earlier event, the option shall terminate and be null and void.

VII. OPTION PRICE

The option price per share for the shares covered by each grant shall be one hundred per cent (100%) of the fair marker value of a share of Common Stock on the Grant Date. The fair market value of a share of Common Stock shall be its closing sales price on the Grant Date on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or on the NASDAQ System, if the Common Stock is not then traded on a national securities exchange but is quoted on the NASDAQ System; or on an established quotation service, if the Common Stock is not then traded on a national securities exchange or quoted on the NASDAQ System. If there is no quotation available for such day, then the price on the proceeding day for which there does exist such a quotation shall be determinative of fair market value.

PART 3. GENERAL PROVISIONS

VIII. ASSIGNABILITY

The rights and benefits under this Plan shall not be assignable or transferable by a director other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and except as provided above, during the lifetime of the director options granted under the Plan shall be exercisable only by each such director.

IX. TIME FOR GRANTING OPTIONS

No options may he granted under the Plan after January 1, 2017, or if January 1, 2017 is not a Business Day, after the next succeeding Business Day.

X. LIMITATION OF RIGHTS

A.  No RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Corporation will retain a director for any period of time, or at any particular rate of compensation.

B. NO SHAREHOLDERS' RIGHTS FOR OPTIONS. Neither the recipient of an option under the Plan nor an optionee's successor or successors shall have any rights as a shareholder with respect to the shares covered by options awarded to that optionee until the date of the issuance to such optionee or its successor of a stock certificate therefore, and no adjustment will be made for any dividends, or other distribution or rights for which the records date is prior to the date such certificate is issued.

XI.	ADJUSTMENTS FOR RECAPITALIZATION, REORGANIZATIONS AND THE LIKE

In the event that the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

In addition, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Corporation or (ii) Change in Control (as hereinafter defined) of the Corporation, any and all options then outstanding under the Plan shall automatically accelerate and become exercisable in full, notwithstanding any limitations in this Plan or in the option agreement, from and after the date which is immediately prior to the effective date of such sale, conveyance or Change in Control.

A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50% ) of the combined voting power of all classes of stock of the Corporation then outstanding, shall acquire such additional shares of stock of the Corporation in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the combined voting power of all classes of stock of the Corporation outstanding.

Upon dissolution or liquidation of the Corporation, all options granted under this Plan shall terminate, but each holder shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Committee may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) of the Code and the regulations thereunder, and any such option grant shall not reduce the number of shares otherwise available for issuance under the Plan.

No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder in the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

XII. WITHHOLDING

The Corporation's obligation to deliver shares upon the exercise of any option granted under the Plan shall be subject to the satisfaction by the person exercising the option of all applicable Federal, state and local income and employment tax withholding requirements. The Corporation and option holder may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements; provided, however, no such agreement may be made by an option holder who is subject to Section 16 of the '34 Act if it would result in short-swing profit recovery pursuant to said Section 16.

XIII. RESTRICTIONS ON ISSUANCE OF SHARES

Notwithstanding any other provisions of this Plan, the Corporation shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

(1) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

(2) Counsel for the Corporation shall be given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Corporation has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange or association upon which the Corporation's outstanding Common Stock is then listed or quoted.

XIV.  REPRESENTATION OF OPTION HOLDER

If requested by the Corporation, the option holder shall deliver to the Corporation written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

XV.  COMPLIANCE WITH REGULATIONS

It is the Corporation's intent that the Plan comply in all respects with Rule I6b-3 under the '34 Act (or any successor or amended version thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

XVI.  EFFECTIVE DATE OF THE PLAN

The Plan was authorized by the Board as of March 29, 2006, subject to and conditioned upon approval by the shareholders of the Corporation in accordance with the requirements of Rule 16b-3(d)(2) under the '34 Act, which approval was obtained on May 24, 2006. No options may be granted pursuant to the Plan until January 1, 2007.

XVII.  AMENDMENT OF THE PLAN

The Committee may suspend, amend or terminate the Plan at any time, in its sole and absolute discretion: provided, however, that without prior approval of the shareholders, no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section XI), change the designation of the class of persons eligible to receive options, or materially increase the benefits accruing to participants under the Plan. Further, no amendment of the Plan may alter or impair any rights or obligations of any option previously granted without the consent of the recipient. The Plan provisions may not he amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder or Rule 16b-3 under the '34 Act.

XVIII.  NOTICE

Any notice to the Corporation under any of the provisions of this Plan shall be in writing, addressed to the Treasurer of the Corporation and shall become effective upon receipt.

XIX.  GOVERNING LAW

The Plan and all determinations made and actions taken pursuant hereto shall be governed solely by the internal laws of the State of Delaware and construed accordingly.